UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2014

DIALOGIC INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33391	94-3409691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1504 McCarthy Boulevard Milpitas, California		95035
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 750-9400

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2014 Annual Meeting of Stockholders (the “Annual Meeting”) of Dialogic Inc. (the “Company”) was held on June 27, 2014. Proxies for the Annual Meeting were solicited by the Board pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition to the Board’s solicitation. There were 16,261,711 shares of common stock entitled to vote at the Annual Meeting and a total of 9,467,258 shares of common stock were represented at the Annual Meeting in person or by proxy, constituting a quorum. The final votes on the proposals presented at the meeting were as follows:

Proposal No. 1

Nick DeRoma  and Rajneesh Vig  were elected as directors to hold office until the 2017 Annual Meeting of Stockholders and until their successors are elected and qualified by the following vote:

Nominee	For	Withheld	Broker Non-Votes
Nick De Roma	9,467,177	81	0
Rajneesh Vig	9,467,177	81	0

In addition to the directors elected above, each of Dion Joannou, Patrick Jones and W. Michael West will continue to serve as directors until the 2015 Annual Meeting of Stockholders and until his successor is elected and has qualified, or until his earlier death, resignation or removal.  Each of Kevin Cook and Giovanni Piasentin will continue to serve as directors until the 2016 Annual Meeting of Stockholders and until his successor is elected and has qualified, or until his earlier death, resignation or removal.

Proposal No. 2

 The proposal to ratify the Company’s audit committee’s selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 was approved by the following vote:

For	Against	Abstain
9,460,433	81	6,744

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

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DIALOGIC INC.
Dated: July 2, 2014
	By:	/s/ Anthony Housefather
Anthony Housefather
EVP Corporate Affairs and General Counsel